Exhibit 10.3

OPTION PARTICIPATION AGREEMENT

Chisholm Partners II LLC, a Louisiana limited liability company (“Chisholm”) and Dala Petroleum Corp., a Nevada corporation (“Dala”), (Chisholm and Dala may be referred to herein individually as “Party” and collectively as “Parties”), hereby enter into this Option Participation Agreement (“OPA”), effective May          2014, to wit:

WHEREAS, Chisholm is in the business of developing and drilling oil and/or gas wells; and

WHEREAS, Dala has capital and desires to participate as a non-operator in the drilling for oil and/or gas;

NOW, THEREFORE, the Parties hereto agree in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Option. Chisholm  hereby grants to Dala the option (the “Option”) to participate for up to twenty-five percent (25%) of Chisholm’s share of each drilling operation in search of oil and/or gas in the State of Kansas undertaken by Chisholm on the same basis as Chisholm; i.e., if Chisholm acquires a drilling opportunity for $10,000 and Dala elects to participate for 25%, Dala shall pay to Chisholm  twenty-five (25.0%) percent of $10,000 for its interest, which interest shall be subject to 25% of any burdens placed on Chisholm’s interest.

2. Election. Within five days after Chisholm elects to participate in any such drilling operation, it shall give Dala written notice thereof, which notice shall include the cost thereof to Dala, and Dala shall have seventy-two (72) hours from receipt of such notice within which to exercise its Option by giving Chisholm written notice thereof, together with its payment of its proportionate share of the cost charged to Chisholm to participate in such drilling opportunity.  Dala’s failure to timely exercise its option shall be deemed ipso facto a decision not to exercise that Option.

3. Assignment. This OPA may not be assigned by Dala without the written consent of Chisholm.

4. Governing Law. This OPA is to be considered as having been executed in the State of Colorado and the Parties agree that Colorado law will govern.

5. Termination.  This agreement shall terminate and be of no future force and effect one year from the date hereof unless extended by mutual agreement.

6. Notices. All notices to be given with respect to this OPA and applicable participation shall be by email, unless otherwise provided for as follows:

Chisholm Partners II LLC

1010 10th Street

Golden, CO 80401

Attention: Managing Director

Phone: (805) 268-2281

Email address: bgumma@gmail.com

Dala Petroleum Corp.

112 Loraine South, Suite 266, Midland, Texas 79701

Thus done and signed this _______________ day of May, 2014.

CHISHOLM PARTNERS II LLC		DALA PETROLEUM CORP.

By:		By:
	William Gumma, Managing Director		E. Will Gray, CEO